EXHIBIT 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use, in this Offering Statement on Form 1-A, as it may be amended, of our independent auditors’ report dated April 14, 2017 on our audit related to the financial statements of Sondors, Inc. as of March 15, 2017 (“Inception”) and the related statements of operations, stockholders’ equity and cash flows for date of Inception, and the related notes to the financial statements.

Very truly yours,

/s/ dbbmckennon

Newport Beach, California

July 17, 2017